STOCKHOLDER AGREEMENT

                                 by and between

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                       AND

                         PACIFIC LIFE INSURANCE COMPANY

                          Dated as of December 31, 2001


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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I        Definitions..................................................1


ARTICLE II       Agreements of Stockholder....................................3

   Section 2.1   Restrictions on Purchase.....................................3
   Section 2.2   Stockholder Change of Control................................4
   Section 2.3   Standstill Provisions........................................5

ARTICLE III      Board and Committee Representation...........................5

   Section 3.1   Board Representation.........................................5
   Section 3.2   Committees...................................................6

ARTICLE IV       Effectiveness and Termination................................6

   Section 4.1   Effectiveness................................................6

ARTICLE V        Representations and Warranties...............................6

   Section 5.1   Representations and Warranties of the Company................6
   Section 5.2   Representations and Warranties of the Stockholder............7

ARTICLE VI       Miscellaneous................................................7

   Section 6.1   Injunctive Relief............................................7
   Section 6.2   Successors and Assigns.......................................7
   Section 6.3   Amendments; Waiver...........................................7
   Section 6.4   Notices......................................................8
   Section 6.5   Governing Law................................................9
   Section 6.6   Headings.....................................................9
   Section 6.7   Integration..................................................9
   Section 6.8   Severability.................................................9
   Section 6.9   Consent to Jurisdiction......................................9
   Section 6.10  Counterparts.................................................9


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     This STOCKHOLDER AGREEMENT (this "Agreement"), dated as of December 31,
2001, is entered into by Pacific Life Insurance Company, a Delaware corporation ("Stockholder"), and Scottish Annuity & Life Holdings, Ltd., a Cayman Islands corporation (the "Company").


                                   WITNESSETH:

     WHEREAS, the Company has entered into a Share Purchase Agreement with Stockholder, dated as of August 6, 2001, as amended (the "Share Purchase Agreement") pursuant to which the Stockholder will acquire 4,532,380 Shares, as set forth in the Share Purchase Agreement; and

     WHEREAS, in connection with the consummation of the transactions contemplated by the Share Purchase Agreement (the "Closing"), the Company and the Stockholder desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition by the Stockholder of the Shares and other Securities of the Company, as applicable, and related provisions concerning the Stockholder's rights to designate certain members of the Board.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the Company and Stockholder hereby agree as follows:

                                   ARTICLE I
                                   Definitions

     Section 1.1 As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, but shall not include officers and directors of a Person solely as a result of such relationship. For the purposes of this definition, "control," when used with respect to any particular Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Beneficial Owner" (and, with correlative meanings, "Beneficially Own" and "Beneficial Ownership") of any interest means a Person who, together with his or its Affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act, or who, together with his or its Affiliates, has the right to become such a beneficial owner of such interest (to the extent such right is exercisable) pursuant to any


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agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any option, warrant, right or other instrument, or otherwise.

     "Board" shall mean the board of directors of the Company.

     "Closing" shall have the meaning assigned in the second recital of this Agreement.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Company" shall have the meaning assigned in the preamble to this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Nominating Committee" shall mean the committee comprised of members of the Board whose functions include recommendations to the Board of nominees for election as directors. In the event there shall not be such a committee, "Nominating Committee" shall mean the Board itself.

     "Pacific LifeCorp" shall mean Pacific LifeCorp, a Delaware corporation domiciled in California that is the wholly-owned subsidiary of PMHC and the direct parent corporation of Stockholder.

     "Pacific Life Entity" shall mean (a) PMHC, (b) Pacific LifeCorp and/or (c) any direct or indirect wholly-owned subsidiary of PMHC.

     "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

     "PMHC" shall mean Pacific Mutual Holding Company, a California mutual holding company, which is the indirect parent corporation of Stockholder.

     "Redemption Date" shall have the meaning set forth in Section 2.2 to this Agreement.

     "Securities" shall mean any stock or other equity securities of a Person, including in the case of mutual insurance companies, insurance policies with the power to vote with respect to the election of directors generally.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall mean the ordinary shares, par value $.01 per share, of the Company.

     "Stockholder" shall have the meaning assigned in the preamble to this Agreement, and shall also mean (i) any successor of Stockholder to the rights and obligations to the holder of Shares hereunder and (ii) any Pacific Life Entity then holding Shares.

     "Stockholder Affiliate" shall mean Pacific LifeCorp, PMHC, and any other Affiliate of the Stockholder.

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     "Stockholder Change of Control" shall mean the occurrence of an event in which any Person becomes the Beneficial Owner, directly or indirectly, of Voting Securities entitled to vote with respect to the election of directors or any similar governing body of the Stockholder or any Pacific Life Entity then holding Shares representing more than 9.9% of the Voting Securities of the Company, pursuant to the consummation of a reorganization, merger, consolidation or liquidation of, or sale of all or substantially all of the assets of, Stockholder or such Pacific Life Entity, or a share exchange or similar form of corporate transaction involving the Stockholder or such Pacific Life Entity as permitted by Article 9(b) of the Company's Articles of Association, so as to cause such Person's direct or indirect ownership percentage to exceed 50% of all Voting Securities of Stockholder or such Pacific Life Entity; provided, however, that the event described in this paragraph shall not be deemed to be a Stockholder Change of Control if it occurs as the result of any of the following acquisitions: (A) by any employee benefit plan sponsored or maintained by the Company or any Pacific Life Entity then holding any Shares; (B) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (C) as a result of the demutualization of PMHC (excluding a "sponsored" demutualization, which shall be deemed a Stockholder Change of Control).

     "Stockholder Nominee Notice" shall have the meaning assigned in Section 3.1(a) of this Agreement.

     "13D Group" shall mean any group of Persons acquiring, holding, voting or disposing of any Voting Security which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on
Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act.

     "Transfer" shall mean any sale, transfer, pledge, encumbrance or other disposition to any Person, and to "Transfer" shall mean to sell, transfer, pledge, encumber or otherwise dispose of to any Person.

     "Transferee" shall mean any person to whom Securities are Transferred.

     "Voting Securities" shall mean Securities with the power to vote with respect to the election of directors generally. For purposes of this Agreement, any options and warrants with respect to Voting Securities, and any Securities that are convertible or exchangeable for Voting Securities, shall be treated as Voting Securities only to the extent such instruments are currently exercisable or "in the money."

                                   ARTICLE II
                            Agreements of Stockholder

     Section 2.1 Restrictions on Purchase. Each of Stockholder, Pacific LifeCorp and PMHC agrees that, without the prior written consent of the Company (the granting of which shall be at the Company's sole discretion), none of Stockholder, Pacific LifeCorp and PMHC shall, and each of Stockholder, Pacific LifeCorp and PMHC shall cause each of their respective Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, acquire, propose to acquire, or publicly announce or otherwise disclose an intention to propose to acquire, or offer or agree to acquire, by purchase or otherwise

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(including by exercising control over a Person it did not previously control),
Beneficial Ownership of any Security so as to cause Stockholder's Beneficial Ownership percentage in the Company to exceed 24.9% of the issued and outstanding Securities of the Company (or such other percentage as is necessary to prevent the Company from being treated as a controlled foreign corporation as a result of amendments to Section 951 et seq. of the United States Internal Revenue Code of 1986, as amended, or any successor provisions thereto). For the purposes of this Section 2.1 only, a "Beneficial Owner" of an interest shall also include a Person who, together with his or its Affiliates, has the right to become a beneficial owner of an interest (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any option, warrant, right or other instrument, or otherwise.

     Section 2.2 Stockholder Change of Control. Notwithstanding any provision herein to the contrary, in connection with the occurrence of a Stockholder Change of Control, the Company shall have the option, in its sole discretion, to redeem all of the Shares Beneficially Owned by Stockholder (or, if the Stockholder Change of Control relates to any other Pacific Life Entity, such other Pacific Life Entity), at a price equal to the greater of (x) the product obtained by multiplying (i) the average of the final closing trading prices of the Shares on the NASDAQ National Market, or the New York Stock Exchange, as appropriate, as reported in the Wall Street Journal, Eastern Addition (or such other sources as the parties agree to in writing), for the twenty consecutive trading days ending on the fifth business day immediately preceding the Redemption Date, by (ii) the number of Shares Beneficially Owned by Stockholder or such other Pacific Life Entity, as applicable, and (y) the value of Stockholder's (or such other Pacific Life Entity's, if applicable) Shares, according to the following formula:

     Value = A x B x C, where

     A is the Company's earnings per share for the most recently completed fiscal year;

     B is the multiple of earnings used by the acquiring person in such Stockholder Change of Control to determine the acquisition price of the Stockholder or such other Pacific Life Entity, as applicable; and

     C is the number of Shares Beneficially Owned by Stockholder or such other Pacific Life Entity, as applicable.

Stockholder or such other Pacific Life Entity shall provide written notice to the Company regarding a potential Stockholder Change of Control at least 60 days prior to the planned date of consummation of such Stockholder Change of Control. The Company shall give written notice of its intention to exercise the option provided for in this Section 2.2 not later than 30 days after receiving written notice of such potential Stockholder Change of Control and shall consummate the redemption of the Shares Beneficially Owned by the Stockholder or such other Pacific Life Entity, as applicable, at least 10 days prior to the date on which the Stockholder Change of Control is scheduled to occur (the "Redemption Date").

                                       4

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     Section 2.3 Standstill Provisions. Until the second anniversary of the
Closing, Stockholder agrees that Stockholder will not, and will cause Stockholder Affiliates not to alone or with a third party, take any of the following actions:

     (a) deposit (either before or after the date of the execution of this Agreement) any Security of the Company in a voting trust or subject any Security of the Company to any similar arrangement or proxy with respect to the voting of such Security; or

     (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies," or become a "Participant" in a "solicitation" (as such terms are used in Regulation 14A under the Exchange Act) to seek to advise or influence any person to vote against any proposal or director nominee recommended to the stockholders of the Company; or

     (c) form, join or in any way participate in a 13D Group with respect to any Security of the Company or any Securities of its subsidiaries; or

     (d) commence (including by means of proposing or publicly announcing or otherwise disclosing an intention to propose, solicit, offer, seek to effect or negotiate) a merger, acquisition or other business combination transaction relating to the Company; or

     (e) initiate a "proposal," as such term is used in Rule 14a-8 under the Exchange Act, "propose," or otherwise solicit the approval of, one or more Stockholders for a "proposal" or induce or attempt to induce any other person to initiate a "proposal"; or

     (f) otherwise act to seek to control or influence the management, the Board or the policies of the Company other than pursuant to its right to nominate directors pursuant to Article III hereof; or

     (g) take any other action to seek or effect control of the Company other than in a manner consistent with the terms of this Agreement or; (h) make a public request to the Company (or its directors, officers, Stockholders, employees or agents) to take any action in respect of the foregoing materials; or

     (i) disclose any intention, plan or arrangement inconsistent with the foregoing.

                                  ARTICLE III
                       Board and Committee Representation

     Section 3.1 Board Representation. (a) Effective as of the Closing, for such period of time as Stockholder continues to Beneficially Own Shares that constitute not less than 15% of all of the issued and outstanding Shares, the Company shall cause such number of persons, equaling not less than 20% of the total number of directors on the Board and designated by Stockholder in a written Stockholder Nominee Notice (a "Stockholder Nominee Notice") delivered to the Company not less than 60 days prior to the annual meeting of the Stockholders of the Company, to be nominated by the Nominating Committee for election or reelection to the Board at the next annual meeting of the Stockholders of the Company.

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     (b) In the event that Stockholder ceases to Beneficially Own at least 15%, but continues to Beneficially Own more than 10%, of the Shares, the Company agrees to cause the Nominating Committee to nominate one person designated by Stockholder in a Stockholder Nominee Notice, delivered to the Company not less than 60 days prior to the annual meeting of the Stockholders of the Company, for election or reelection to the Board at the next annual meeting of the Stockholders of the Company; provided, however, that in the event that Stockholder ceases to Beneficially Own at least 15% of the Shares, the directors who were not designated by Stockholder may, by majority vote of such directors at any time, request such number of directors designated by Stockholder to resign from the Board so only one director designated by Stockholder remains on the Board, and Stockholder shall immediately cause such director or directors to resign from the Board.

     (c) In the event that Stockholder ceases to Beneficially Own more than 5% of the Shares, the directors who were not designated by Stockholder may, by majority vote of such directors at any time, request any or all of the directors designated by Stockholder to resign from the Board, and Stockholder shall immediately cause such director or directors to resign from the Board.

     Section 3.2 Committees. As long as Stockholder Beneficially Owns at least 15% of the Shares, the Company shall cause the Audit and Finance and Investment Committees of the Board and, if in existence, the Compensation Committee, to each include as a voting member on such committee at least one director designated by Stockholder pursuant to the most recent Stockholder Nominee Notice.

                                   ARTICLE IV
                          Effectiveness and Termination

     Section 4.1 Effectiveness. This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated by the mutual written agreement of the parties.

                                   ARTICLE V
                         Representations and Warranties

     Section 5.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholder as of the date hereof as follows:

     (a) The Company has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

     (b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) This Agreement has been duly executed and delivered by the Company and assuming due authorization and valid execution and delivery by the Stockholder, this Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

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     Section 5.2 Representations and Warranties of the Stockholder. Stockholder
represents and warrants to the Company as of the date hereof as follows:

     (a) Stockholder has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

     (b) This Agreement has been duly and validly authorized by Stockholder and all necessary and appropriate action has been taken by Stockholder to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) This Agreement has been duly executed and delivered by the Stockholder and assuming due authorization and valid execution and delivery by the Company, this Agreement is a legal, valid and binding obligation of Stockholder, enforceable in accordance with its terms.

     (d) As of the Closing, neither Stockholder nor any Pacific Life Entity Beneficially Owns any Shares other than those Shares acquired pursuant to the Share Purchase Agreement.

                                   ARTICLE VI
                                  Miscellaneous

     Section 6.1 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him or it, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

     Section 6.2 Successors and Assigns. This Agreement shall not be assigned, in whole or in part, by any party hereto without the written consent of the other party; provided, however, that Stockholder may, without the written consent of the Company, assign its rights and delegate its duties hereunder to a Pacific Life Entity. Notwithstanding the foregoing, the rights and duties of a party hereto may only be assigned to a third party, including a Pacific Life Entity, if such third party agrees in writing to be bound by this Agreement.

     Section 6.3 Amendments; Waiver. (a) This Agreement may only be amended by an agreement in writing executed by the parties hereto.

     (b) Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 6.4 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

If to the Company:

         Scottish Annuity & Life Holdings, Ltd.
         Crown House, 3rd Floor
         4 Par-la-Ville Road
         Hamilton, Bermuda HM 12
         Attention:  Scott E. Willkomm
         Fax:        (441) 295-7576

with a copy to:

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         125 West 55th Street
         New York, New York 10019
         Attention:  Hugh T. McCormick, Esq.
         Fax:        (212) 424-8500

If to the Stockholder:

         Pacific Life Insurance Company
         700 Newport Center Drive
         Newport Beach, CA  92660-6397
         Attention:  General Counsel
         Fax:        (949) 219-3706

with a copy to:

         Gibson Dunn & Crutcher LLP
         333 South Grand Avenue
         Los Angeles, California 90071-3197
         Attention:  Karen E. Bertero
         Fax:        (213) 229-6360

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in a like manner.

     Section 6.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     Section 6.6 Headings. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

     Section 6.7 Integration. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

     Section 6.8 Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 6.9 Consent to Jurisdiction. In connection with any suit, claim, action or proceeding arising out of this Agreement, the Stockholder and the Company each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in New York, New York; the Stockholder and the Company each agree that service in the manner set forth in Section 6.4 hereof shall be valid and sufficient for all purposes; and the Stockholder and the Company each agree to, and irrevocably waive any objection based on forum non conveniens or venue not to, appear in any United States federal court state court located in New York, New York.

     Section 6.10 Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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


     IN WITNESS WHEREOF, the Company and the Stockholder have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                   THE COMPANY:

                                   SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                   By: /s/ Scott E. Willkomm
                                      -----------------------------------
                                           Scott E. Willkomm
                                           President and Chief Financial Officer


                                   STOCKHOLDER:

                                   PACIFIC LIFE INSURANCE COMPANY


                                   By: /s/ Khanh T. Tran
                                      -----------------------------------
                                           Khanh T. Tran
                                           EVP, Chief Financial Officer


                                   By: /s/ Sharon A. Cheever
                                      -----------------------------------
                                           Sharon A. Cheever
                                           Assistant Secretary


ACKNOWLEDGED AND AGREED:
solely with respect to Section 2.1 hereof:

PMHC:
PACIFIC MUTUAL HOLDING COMPANY

By: /s/ Khanh T. Tran
   -----------------------------------
        Khanh T. Tran
        EVP, Chief Financial Officer

By: /s/ Sharon A. Cheever
   -----------------------------------
        Sharon A. Cheever
        Assistant Secretary

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


PACIFIC LIFECORP:
PACIFIC LIFECORP

By: /s/ Khanh T. Tran
   -----------------------------------
        Khanh T. Tran
        EVP, Chief Financial Officer

By: /s/ Sharon A. Cheever
   -----------------------------------
        Sharon A. Cheever
        Assistant Secretary

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